Investors: David Gennarelli, 415-507-6033
david.gennarelli@autodesk.com

Press:    Noah Cole, 415-580-3535
noah.cole@autodesk.com

AUTODESK REPORTS FOURTH QUARTER FINANCIAL RESULTS
Strong New Model Subscriptions and ARR Growth; Business Model Transition On Track

SAN RAFAEL, Calif., FEBRUARY 25, 2016-- Autodesk, Inc. (NASDAQ: ADSK) today reported financial results for the fourth quarter and full fiscal year ended January 31, 2016.

Fourth Quarter Fiscal 2016

•
Total subscriptions increased by approximately 109,000 from the third quarter of fiscal 2016 to 2.58 million at the end of the fourth quarter. New model subscriptions (Desktop, enterprise flexible license, and cloud subscription) increased by approximately 62,000 from the third quarter of fiscal 2016 to 427,000.

•
Total annualized recurring revenue (ARR) was $1.38 billion, an increase of 10 percent compared to the fourth quarter last year as reported and 12 percent on a constant currency basis. New model ARR was $255 million and increased 68 percent compared to the fourth quarter last year as reported, and 74 percent on a constant currency basis.

•	Deferred revenue increased 31 percent to $1.52 billion, compared to $1.16 billion in the fourth quarter last year.

•	Total billings increased 15 percent compared to the fourth quarter last year as reported and 23 percent on a constant currency basis.

•	Revenue was $648 million, a decrease of 2 percent compared to the fourth quarter last year as reported and an increase of 3 percent on a constant currency basis.

•	Total GAAP spend (cost of revenue plus operating expenses) was $658 million, an increase of 1 percent compared to the fourth quarter last year.

•	Total non-GAAP spend was $582 million, flat compared to the fourth quarter last year. A reconciliation of GAAP to non-GAAP results is provided in the accompanying tables.

•	GAAP operating margin was (1) percent, compared to 2 percent in the fourth quarter last year.

•	Non-GAAP operating margin was 10 percent, compared to 13 percent in the fourth quarter last year.

•	GAAP diluted net loss per share was $(0.15). GAAP diluted net income per share was $0.05 in the fourth quarter last year.

•	Non-GAAP diluted net income per share was $0.21, compared to $0.25 in the fourth quarter last year.

•	Cash flow from operating activities was $170 million, compared to $257 million in the fourth quarter last year.

"We had a terrific fourth quarter and our results demonstrate that our business model transition is working. Broad-based demand also led to better than expected subscription additions in the fourth quarter with new model offerings representing well over half of the subscriptions," said Carl Bass, Autodesk president and CEO. "Strong demand also fueled double-digit growth in ARR, deferred revenue, and billings, and we booked a record number of large transactions. As planned, we ended sales of perpetual licenses of individual products at the end of the quarter. We were particularly encouraged that only a small portion of total unit volume was related to this final opportunity to purchase these perpetual licenses.”

Bass continued, “We’re starting fiscal 2017 from a position of strength. An increasing number of designers and engineers are subscribing to Autodesk’s portfolio and our recent restructuring allows us to accelerate investments in the transition while simultaneously reducing our spend growth. Looking forward, fiscal 2017 will be the most unique in the company’s history as we transition from selling perpetual licenses to subscriptions. The business model transition is broadening our addressable market and advancing our market leadership position. As such, we remain confident in our ability to achieve our long-term targets and ultimately drive long-term value creation for our shareholders with a much more predictable and profitable business.”

Fourth Quarter Operational Overview

Autodesk is undergoing a business model transition in which the company will discontinue selling new perpetual licenses in favor of subscriptions and flexible license arrangements. During the transition, billings, revenue, gross margin, operating margin, EPS, deferred revenue, and cash flow from operations will be impacted as more revenue is recognized ratably rather than up front and as new offerings bring a wider variety of price points.

Total subscriptions were 2.58 million, an increase of approximately 109,000 from the third quarter of fiscal 2016. New model subscriptions (Desktop, enterprise flexible license, and cloud subscription) were 427,000, an increase of 62,000 from the third quarter of fiscal 2016. The increase in new model subscriptions was led by Desktop subscriptions. Maintenance subscriptions were 2.15 million, an increase of 47,000 from the third quarter of fiscal 2016.

Total ARR for the fourth quarter increased 10 percent to $1.38 billion compared to the fourth quarter last year as reported, and 12 percent on a constant currency basis. New model ARR was $255 million and increased 68 percent compared to the fourth quarter last year as reported, and 74 percent on a constant currency basis. Maintenance ARR was $1.12 billion and increased 2 percent compared to the fourth quarter last year as reported, and 4 percent on a constant currency basis.

Revenue in the Americas was $257 million, an increase of 8 percent compared to the fourth quarter last year as reported and 9 percent on a constant currency basis. EMEA revenue was $238 million, a decrease of 13 percent compared to the fourth quarter last year as reported and 4 percent on a constant currency basis. Revenue in APAC was $153 million, a decrease of 1 percent compared to the fourth quarter last year as reported and an increase of 6 percent on a constant currency basis. Revenue from emerging economies was $94 million, a decrease of 12 percent compared to the fourth quarter last year as reported and 11 percent on a constant currency basis. Revenue from emerging economies represented 14 percent of total revenue in the fourth quarter.

Revenue from the Architecture, Engineering and Construction business segment was $254 million, an increase of 5 percent compared to the fourth quarter last year. Revenue from the Manufacturing business segment was $194 million, an increase of 2 percent compared to the fourth quarter last year. Revenue from the Platform Solutions and Emerging Business segment was $160 million, a decrease of 15 percent compared to the fourth quarter last year. Revenue from the Media and Entertainment business segment was $40 million, a decrease of 7 percent compared to the fourth quarter last year.

Revenue from Flagship products was $296 million, a decrease of 1 percent compared to the fourth quarter last year. Revenue from Suites was $232 million, a decrease of 7 percent compared to the fourth quarter last year. Revenue from New and Adjacent products was $120 million, an increase of 3 percent compared to the fourth quarter last year.

Financial Highlights for Fiscal 2016*

•	Total subscriptions increased by approximately 345,000 to 2.58 million.

•	New model subscriptions increased 94 percent and comprised 60 percent of the subscription additions.

•	Total ARR increased 10 percent as reported and 12 percent on a constant currency basis.

•	New model ARR increased 68 percent as reported and 74 percent on a constant currency basis.

•	Total deferred revenue increased 31 percent to $1.52 billion.

•	Total billings increased 5 percent as reported and 11 percent on a constant currency basis.

•	Revenue was flat at $2.50 billion as reported and increased 4 percent on a constant currency basis.

*All numbers are compared to fiscal 2015.

Business Outlook

The following are forward-looking statements based on current expectations and assumptions, and involve risks and uncertainties some of which are set forth below under "Safe Harbor." Autodesk's business outlook for the first quarter and full year fiscal 2017 assumes, among other things, a continuation of the current economic environment and foreign exchange currency rate environment. A reconciliation between the GAAP and non-GAAP estimates is provided below or in the tables following this press release.

First Quarter Fiscal 2017

Q1 FY17 Guidance Metrics	Q1 FY17 (ending April 30, 2016)
Revenue (in millions)	$500 - $520
EPS GAAP	($0.98) - ($0.89)
EPS Non-GAAP (1)	($0.17) - ($0.12)
_______________
(1) Non-GAAP earnings per diluted share exclude $0.28 related to restructuring expense, $0.27 related to stock-based compensation expense, between $0.18 and $0.14 of GAAP-only tax charges, and $0.10 for the amortization of acquisition related intangibles, offset by $0.02 for gains on strategic investments.

Full Year Fiscal 2017

FY17 Guidance Metrics	FY17 (ending January 31, 2017)
Revenue (in millions) (1)	$1,950 - $2,050
GAAP Spend (cost of revenue plus operating expenses)	3% - 4%
Non-GAAP Spend (cost of revenue plus operating expenses) (2)	(1%) - flat
EPS GAAP	($3.32) - ($2.91)
EPS Non-GAAP (3)	($0.85) - ($0.60)
Net Subscription Additions	475,000 - 525,000
_______________
(1) Excluding the impact of foreign currency rates and hedge gains/losses revenue guidance would be $2.0 - $2.1 billion.
(2) Non-GAAP spend excludes $234 million related to stock-based compensation expense, $88 million related to restructuring expense, and $67 million for the amortization of acquisition related intangibles.
(3) Non-GAAP earnings per diluted share excludes $1.05 related to stock-based compensation expense, between $0.75 and $0.59 of GAAP-only tax charges, $0.39 related to restructuring expense, and $0.30 for the amortization of acquisition related intangibles, offset by $0.02 for gains on strategic investments.

The first quarter and full year fiscal 2017 outlook assume a projected annual effective tax rate of (11) percent and 36.5 percent for GAAP and non-GAAP results, respectively.

Earnings Conference Call and Webcast

Autodesk will host its fourth quarter conference call today at 5:00 p.m. ET. The live broadcast can be accessed at http://www.autodesk.com/investors. Supplemental financial information and prepared remarks for the conference call will be posted to the investor relations section of Autodesk's website simultaneously with this press release.

A replay of the broadcast will be available at 7:00 pm ET at http://www.autodesk.com/investors. This replay will be maintained on Autodesk's website for at least 12 months.

Safe Harbor Statement

This press release contains forward-looking statements that involve risks and uncertainties, including statements in the paragraphs under “Business Outlook” above, statements regarding the impacts and results of our business model transition, expectations regarding the transition of product offerings to subscription, our long-term financial goals, statements regarding the impact of our restructuring and other statements regarding our strategies, market and products positions, performance, and results. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: failure to maintain our revenue growth and profitability; failure to successfully manage transitions to new business models and markets, including the introduction of additional ratable revenue streams and our continuing efforts to attract customers to our cloud-based offerings and expenses related to the transition of our business model; difficulty in predicting revenue from new businesses and the potential impact on our financial results from changes in our business models; general market, political, economic and business conditions; the impact of non-cash charges on our financial results; fluctuation in foreign currency exchange rates; the success of our foreign currency hedging program; failure to maintain cost reductions or otherwise control our expenses; our performance in particular geographies, including emerging economies; the ability of governments around the world to meet their financial and debt obligations, and finance infrastructure projects; weak or negative growth in the industries we serve; slowing momentum in subscription billings or revenues; difficulties encountered in integrating new or acquired businesses and technologies; the inability to identify and realize the anticipated benefits of acquisitions; the financial and business condition of our reseller and distribution channels; dependence on and the timing of large transactions; failure to achieve sufficient sell-through in our channels for new or existing products; pricing pressure; unexpected fluctuations in our tax rate; the timing and degree of expected investments in growth and efficiency opportunities; changes in the timing of product releases and retirements; and any unanticipated accounting charges.

Further information on potential factors that could affect the financial results of Autodesk are included in Autodesk's Annual Report on Form 10-K for the year ended January 31, 2015 and Form 10-Q for the quarter ended October 31, 2015, which are on file with the U.S. Securities and Exchange Commission. Autodesk disclaims any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About Autodesk

Autodesk helps people imagine, design and create a better world. Everyone--from design professionals, engineers and architects to digital artists, students and hobbyists--uses Autodesk software to unlock their creativity and solve important challenges. For more information visit autodesk.com or follow @autodesk.

Autodesk is a registered trademark of Autodesk, Inc., and/or its subsidiaries and/or affiliates in the USA and/or other countries. All other brand names, product names or trademarks belong to their respective holders. Autodesk reserves the right to alter product and service offerings, and specifications and pricing at any time without notice, and is not responsible for typographical or graphical errors that may appear in this document.

© 2016 Autodesk, Inc. All rights reserved.

Autodesk, Inc.
Condensed Consolidated Statements of Operations
(In millions, except per share data)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2016	2015	2016	2015
	(Unaudited)
Net revenue:
License and other	$328.8	$354.3	$1,226.9	$1,341.4
Subscription	319.5	310.3	1,277.2	1,170.8
Total net revenue	648.3	664.6	2,504.1	2,512.2
Cost of revenue:
Cost of license and other revenue	55.5	53.9	214.6	208.5
Cost of subscription revenue	39.4	35.6	156.1	133.6
Total cost of revenue	94.9	89.5	370.7	342.1
Gross profit	553.4	575.1	2,133.4	2,170.1
Operating expenses:
Marketing and sales	277.4	289.9	1,015.5	998.0
Research and development	204.5	191.5	790.0	725.2
General and administrative	73.2	70.4	293.4	283.3
Amortization of purchased intangibles	8.0	9.3	33.2	39.8
Restructuring charges, net	—	—	—	3.1
Total operating expenses	563.1	561.1	2,132.1	2,049.4
(Loss) income from operations	(9.7)	14.0	1.3	120.7
Interest and other expense, net	(10.8)	(21.1)	(21.6)	(37.7)
(Loss) income before income taxes	(20.5)	(7.1)	(20.3)	83.0
Provision for income taxes	(12.2)	18.6	(305.7)	(1.2)
Net (loss) income	$(32.7)	$11.5	$(326.0)	$81.8
Basic net (loss) income per share	$(0.15)	$0.05	$(1.44)	$0.36
Diluted net (loss) income per share	$(0.15)	$0.05	$(1.44)	$0.35
Weighted average shares used in computing basic net (loss) income per share	224.7	227.2	226.0	227.1
Weighted average shares used in computing diluted net (loss) income per share	224.7	232.2	226.0	232.4

Autodesk, Inc.
Condensed Consolidated Balance Sheets
(In millions)

	January 31, 2016	January 31, 2015
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,353.0	$1,410.6
Marketable securities	897.9	615.8
Accounts receivable, net	653.6	458.9
Deferred income taxes, net (1)	—	85.1
Prepaid expenses and other current assets	88.6	100.9
Total current assets	2,993.1	2,671.3
Marketable securities	532.3	273.0
Computer equipment, software, furniture and leasehold improvements, net	169.3	159.2
Developed technologies, net	70.8	86.5
Goodwill	1,535.0	1,456.2
Deferred income taxes, net (1)	9.2	100.0
Other assets (2)	205.6	163.5
Total assets	$5,515.3	$4,909.7
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$119.9	$100.5
Accrued compensation	243.3	253.3
Accrued income taxes	29.4	28.2
Deferred revenue	1,068.9	900.8
Other accrued liabilities (1)	129.5	117.3
Total current liabilities	1,591.0	1,400.1
Deferred revenue	450.3	256.3
Long term income taxes payable	161.4	158.8
Long term deferred income taxes (1)	63.2	—
Long term notes payable, net (2)	1,487.7	743.1
Other liabilities	137.6	132.2
Stockholders’ equity:
Preferred stock	—	—
Common stock and additional paid-in capital	1,821.5	1,773.1
Accumulated other comprehensive loss	(121.1)	(53.3)
Retained earnings	(76.3)	499.4
Total stockholders’ equity	1,624.1	2,219.2
Total liabilities and stockholders' equity	$5,515.3	$4,909.7
_______________

(1)
Effective in the fourth quarter of 2016, Autodesk elected to prospectively adopt ASU 2015-17, regarding Topic 740 "Income Taxes". The adoption of this ASU resulted in a reclassification of our net current deferred tax asset and net current deferred tax liability (included in other accrued liabilities) to non-current deferred income taxes, net and long term deferred income taxes, respectively, in our Consolidated Balance Sheet as of January 31, 2016. No prior periods were retrospectively adjusted.

(2)
Effective in the second quarter of 2016, Autodesk elected to retrospectively adopt ASU 2015-03, regarding Subtopic 835-30 “Interest - Imputation of Interest". The adoption resulted in a $4.1 million reclassification of debt issuance costs from other assets to a reduction of long term notes payable, net, as of January 31, 2015.

Autodesk, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)

	Fiscal Year Ended January 31,
	2016	2015
	(Unaudited)
Operating activities:
Net (loss) income	$(326.0)	$81.8
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation, amortization and accretion	145.8	145.9
Stock-based compensation expense	197.2	165.6
Deferred income taxes	231.4	(18.8)
Excess tax benefits from stock-based compensation	—	(0.5)
Restructuring charges, net	—	3.1
Other operating activities	(25.0)	16.2
Changes in operating assets and liabilities, net of business combinations:
Accounts receivable	(195.5)	(17.3)
Prepaid expenses and other current assets	(2.8)	6.8
Accounts payable and accrued liabilities	24.9	130.8
Deferred revenue	360.5	245.2
Accrued income taxes	3.5	(50.7)
Net cash provided by operating activities	414.0	708.1
Investing activities:
Purchases of marketable securities	(2,250.1)	(1,355.1)
Sales of marketable securities	329.4	190.0
Maturities of marketable securities	1,376.6	969.0
Capital expenditures	(72.4)	(75.5)
Acquisitions, net of cash acquired	(148.5)	(630.0)
Other investing activities	(44.5)	(4.0)
Net cash used in investing activities	(809.5)	(905.6)
Financing activities:
Proceeds from issuance of common stock, net of issuance costs	110.8	175.4
Taxes paid related to net share settlement of equity awards	(51.6)	(40.0)
Repurchase and retirement of common stock	(458.0)	(372.4)
Proceeds from debt, net of discount	748.3	—
Excess tax benefits from stock-based compensation	—	0.5
Other financing activities	(6.3)	(3.4)
Net cash provided by (used in) financing activities	343.2	(239.9)
Effect of exchange rate changes on cash and cash equivalents	(5.3)	(5.0)
Net decrease in cash and cash equivalents	(57.6)	(442.4)
Cash and cash equivalents at beginning of fiscal year	1,410.6	1,853.0
Cash and cash equivalents at end of the period	$1,353.0	$1,410.6

Autodesk, Inc.
Reconciliation of GAAP financial measures to non-GAAP financial measures
(In millions, except per share data)

To supplement our consolidated financial statements presented on a GAAP basis, Autodesk provides investors with certain non-GAAP measures including non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per share and billings. Excluding billings, these non-GAAP financial measures are adjusted to exclude certain costs, expenses, gains and losses, including stock-based compensation expense, restructuring charges, amortization of purchased intangibles, gain and loss on strategic investments, and related income tax expenses. In the case of billings, we reconcile to revenue by adjusting for the change in deferred revenue from the beginning to the end of the period less any deferred revenue balances acquired from business combination(s) during the period and other discounts. See our reconciliation of GAAP financial measures to non-GAAP financial measures herein. We believe these exclusions are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future, as well as to facilitate comparisons with our historical operating results. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of Autodesk's underlying operational results and trends and our marketplace performance. For example, non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside our core operating results. In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis for our planning and forecasting of future periods.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP in the United States. Investors should review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

The following table shows Autodesk's non-GAAP results reconciled to GAAP results included in this release.

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2016	2015	2016	2015
	(Unaudited)		(Unaudited)

GAAP cost of license and other revenue	$55.5	$53.9	$214.6	$208.5
Stock-based compensation expense	(1.7)	(1.4)	(6.1)	(4.6)
Amortization of developed technology	(11.4)	(11.5)	(46.1)	(48.6)
Non-GAAP cost of license and other revenue	$42.4	$41.0	$162.4	$155.3

GAAP cost of subscription revenue	$39.4	$35.6	$156.1	$133.6
Stock-based compensation expense	(1.6)	(1.4)	(5.7)	(4.3)
Amortization of developed technology	(0.5)	(1.1)	(2.9)	(4.6)
Non-GAAP cost of subscription revenue	$37.3	$33.1	$147.5	$124.7

GAAP gross profit	$553.4	$575.1	$2,133.4	$2,170.1
Stock-based compensation expense	3.3	2.8	11.8	8.9
Amortization of developed technology	11.9	12.6	49.0	53.2
Non-GAAP gross profit	$568.6	$590.5	$2,194.2	$2,232.2

GAAP marketing and sales	$277.4	$289.9	$1,015.5	$998.0
Stock-based compensation expense	(24.0)	(21.4)	(85.2)	(72.4)
Non-GAAP marketing and sales	$253.4	$268.5	$930.3	$925.6

GAAP research and development	$204.5	$191.5	$790.0	$725.2
Stock-based compensation expense	(20.5)	(16.7)	(70.4)	(56.0)
Non-GAAP research and development	$184.0	$174.8	$719.6	$669.2

GAAP general and administrative	$73.2	$70.4	$293.4	$283.3
Stock-based compensation expense	(8.3)	(8.2)	(29.8)	(28.3)
Non-GAAP general and administrative	$64.9	$62.2	$263.6	$255.0

GAAP amortization of purchased intangibles	$8.0	$9.3	$33.2	$39.8
Amortization of purchased intangibles	(8.0)	(9.3)	(33.2)	(39.8)
Non-GAAP Amortization of purchased intangibles	$—	$—	$—	$—

GAAP restructuring charges, net	$—	$—	$—	$3.1
Restructuring charges, net	—	—	—	(3.1)
Non-GAAP restructuring charges, net	$—	$—	$—	$—

GAAP operating expenses	$563.1	$561.1	$2,132.1	$2,049.4
Stock-based compensation expense	(52.8)	(46.3)	(185.4)	(156.7)
Amortization of purchased intangibles	(8.0)	(9.3)	(33.2)	(39.8)
Restructuring charges, net	—	—	—	(3.1)
Non-GAAP operating expenses	$502.3	$505.5	$1,913.5	$1,849.8

GAAP (loss) income from operations	$(9.7)	$14.0	$1.3	$120.7
Stock-based compensation expense	56.1	49.1	197.2	165.6
Amortization of developed technology	11.9	12.6	49.0	53.2
Amortization of purchased intangibles	8.0	9.3	33.2	39.8
Restructuring charges, net	—	—	—	3.1
Non-GAAP income from operations	$66.3	$85.0	$280.7	$382.4

GAAP interest and other expense, net	$(10.8)	$(21.1)	$(21.6)	$(37.7)
(Gain) loss on strategic investments	(0.4)	15.7	(3.7)	23.3
Non-GAAP interest and other expense, net	$(11.2)	$(5.4)	$(25.3)	$(14.4)

GAAP provision for income taxes	$(12.2)	$18.6	$(305.7)	$(1.2)
Discrete GAAP tax provision items	(1.6)	(9.5)	0.8	(18.7)
Establishment of valuation allowance on deferred tax assets	—	—	230.9	—
Income tax effect of non-GAAP adjustments	6.6	(29.9)	12.7	(75.8)
Non-GAAP provision for income tax	$(7.2)	$(20.8)	$(61.3)	$(95.7)

GAAP net (loss) income	$(32.7)	$11.5	$(326.0)	$81.8
Stock-based compensation expense	56.1	49.1	197.2	165.6
Amortization of developed technology	11.9	12.6	49.0	53.2
Amortization of purchased intangibles	8.0	9.3	33.2	39.8
Restructuring charges, net	—	—	—	3.1
(Gain) loss on strategic investments	(0.4)	15.7	(3.7)	23.3
Discrete GAAP tax provision items	(1.6)	(9.5)	0.8	(18.7)
Establishment of valuation allowance on deferred tax assets	—	—	230.9	—
Income tax effect of non-GAAP adjustments	6.6	(29.9)	12.7	(75.8)
Non-GAAP net income	$47.9	$58.8	$194.1	$272.3

GAAP diluted net (loss) income per share	$(0.15)	$0.05	$(1.44)	$0.35
Stock-based compensation expense	0.25	0.21	0.86	0.71
Amortization of developed technology	0.05	0.05	0.21	0.23
Amortization of purchased intangibles	0.04	0.04	0.15	0.17
Restructuring charges, net	—	—	—	0.01
(Gain) Loss on strategic investments	—	0.07	(0.01)	0.10
Discrete GAAP tax provision items	(0.01)	(0.04)	—	(0.08)
Establishment of valuation allowance on deferred tax assets	—	—	1.01	—
Income tax effect of non-GAAP adjustments	0.03	(0.13)	0.06	(0.32)
Non-GAAP diluted net income per share	$0.21	$0.25	$0.84	$1.17

GAAP diluted shares used in per share calculation	224.7	232.2	226.0	232.4
Shares included in non-GAAP net income per share, but excluded from GAAP net loss per share as they would have been anti-dilutive	4.4	—	4.7	—
Non-GAAP diluted weighted average shares used in per share calculation	229.1	232.2	230.7	232.4

Autodesk, Inc.

Other Supplemental Financial Information (a)

Fiscal Year 2016	QTR 1	QTR 2	QTR 3	QTR 4	YTD 2016
Financial Statistics ($ in millions, except per share data):
Total Net Revenue:	$647	$610	$600	$648	$2,504
License and Other Revenue	$327	$291	$281	$329	$1,227
Subscription Revenue	$320	$319	$319	$320	$1,277

GAAP Gross Margin	86%	85%	85%	85%	85%
Non-GAAP Gross Margin (1)(2)	88%	87%	87%	88%	88%

GAAP Operating Expenses	$533	$512	$524	$563	$2,132
GAAP Operating Margin	3%	1%	(2)%	(1)%	—%
GAAP Net Income (Loss)	$19	$(269)	$(44)	$(33)	$(326)
GAAP Diluted Net Income (Loss) Per Share (b)	$0.08	$(1.18)	$(0.19)	$(0.15)	$(1.44)

Non-GAAP Operating Expenses (1)(3)	$477	$466	$469	$502	$1,914
Non-GAAP Operating Margin (1)(4)	15%	11%	9%	10%	11%
Non-GAAP Net Income (1)(5)	$69	$44	$33	$48	$194
Non-GAAP Diluted Net Income Per Share (1)(6)(b)	$0.30	$0.19	$0.14	$0.21	$0.84

Total Cash and Marketable Securities	$2,271	$2,952	$2,824	$2,783	$2,783
Days Sales Outstanding	44	59	55	92
Capital Expenditures	$13	$17	$12	$31	$72
Cash Flow from Operating Activities	$87	$77	$80	$170	$414
GAAP Depreciation, Amortization and Accretion	$38	$36	$36	$36	$146

Deferred Subscription Revenue Balance	$930	$1,004	$963	$1,148	$1,148

Revenue by Geography:
Americas	$244	$236	$236	$257	$973
Europe, Middle East and Africa	$245	$226	$225	$238	$935
Asia Pacific	$157	$148	$139	$153	$597
% of Total Rev from Emerging Economies	14%	15%	15%	14%	15%

Revenue by Segment:
Architecture, Engineering and Construction	$237	$233	$225	$254	$949
Manufacturing	$185	$171	$175	$194	$725
Platform Solutions and Emerging Business	$185	$164	$161	$160	$670
Media and Entertainment	$40	$41	$39	$40	$160

Other Revenue Statistics:
% of Total Rev from Flagship	46%	45%	45%	46%	45%
% of Total Rev from Suites	37%	37%	36%	36%	37%
% of Total Rev from New and Adjacent	17%	18%	19%	18%	18%
% of Total Rev from AutoCAD and AutoCAD LT	25%	24%	24%	22%	24%

Favorable (Unfavorable) Impact of U.S. Dollar Translation Relative to
Foreign Currencies Compared to Comparable Prior Year Period:
FX Impact on Total Billings	$(31)	$(50)	$(36)	$(65)	$(182)
FX Impact on Total Net Revenue	$(22)	$(25)	$(28)	$(35)	$(110)
FX Impact on Cost of Revenue and Total Operating Expenses	$22	$25	$24	$20	$91
FX Impact on Operating Income	$—	$—	$(4)	$(15)	$(19)

Gross Profit by Segment:
Architecture, Engineering and Construction	$217	$210	$202	$229	$857
Manufacturing	$158	$151	$155	$174	$638
Platform Solutions and Emerging Business	$163	$138	$136	$134	$572
Media and Entertainment	$33	$32	$31	$32	$127
Unallocated amounts	$(16)	$(14)	$(15)	$(15)	$(61)

Common Stock Statistics:
GAAP Common Shares Outstanding	227.6	226.2	225.1	224.4	224.4
GAAP Fully Diluted Weighted Average Shares Outstanding	231.7	227.0	225.3	224.7	226.0
Shares Repurchased	1.6	2.1	3.2	1.6	8.5

Subscriptions (in millions):
Total Subscriptions	2.33	2.39	2.47	2.58	2.58

Annualized Recurring Revenue (ARR):
Maintenance Model ARR	$1,141	$1,133	$1,133	$1,121	$1,121
New Model ARR	$180	$204	$221	$255	$255
Total ARR	$1,321	$1,337	$1,354	$1,376	$1,376

(a) Totals may not agree with the sum of the components due to rounding.
(b) Net Income (Loss) Per Share were computed independently for each of the periods presented; therefore the sum of the net income (loss) per share amounts for the quarters may not equal the total for the year.

(1) To supplement our consolidated financial statements presented on a GAAP basis, Autodesk provides investors with certain non-GAAP measures including non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per share and billings. Excluding net billings, these non-GAAP financial measures are adjusted to exclude certain costs, expenses, gains and losses, including stock-based compensation expense, restructuring charges, amortization of purchased intangibles, gain and loss on strategic investments, and related income tax expenses. In the case of billings, we reconcile to revenue by adjusting for the change in deferred revenue from the beginning to the end of the period less any deferred revenue balances acquired from business combination(s) during the period and other discounts. See our reconciliation of GAAP financial measures to non-GAAP financial measures herein. We believe these exclusions are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future, as well as to facilitate comparisons with our historical operating results. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of Autodesk's underlying operational results and trends and our marketplace performance. For example, non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside our core operating results. In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis for our planning and forecasting of future periods. There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP in the United States. Investors should review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying Autodesk's press release.

	QTR 1	QTR 2	QTR 3	QTR 4	YTD 2016
(2) GAAP Gross Margin	86%	85%	85%	85%	85%
Stock-based compensation expense	—%	—%	—%	1%	1%
Amortization of developed technology	2%	2%	2%	2%	2%
Non-GAAP Gross Margin	88%	87%	87%	88%	88%

(3) GAAP Operating Expenses	$533	$512	$524	$563	$2,132
Stock-based compensation expense	(47)	(38)	(47)	(53)	(185)
Amortization of purchased intangibles	(9)	(8)	(8)	(8)	(33)
Non-GAAP Operating Expenses	$477	$466	$469	$502	$1,914

(4) GAAP Operating Margin	3%	1%	(2)%	(1)%	—%
Stock-based compensation expense	8%	7%	8%	8%	8%
Amortization of developed technology	2%	2%	2%	2%	2%
Amortization of purchased intangibles	2%	1%	1%	1%	1%
Non-GAAP Operating Margin	15%	11%	9%	10%	11%

(5) GAAP Net Income (Loss)	$19	$(269)	$(44)	$(33)	$(326)
Stock-based compensation expense	50	41	50	56	197
Amortization of developed technology	14	12	12	12	49
Amortization of purchased intangibles	9	8	8	8	33
(Gain) loss on strategic investments	(1)	(2)	—	—	(4)
Discrete GAAP tax (provision) benefit items	(3)	4	1	(2)	1
Establishment of valuation allowance on deferred tax assets	—	231	—	—	231
Income tax effect of non-GAAP adjustments	(19)	19	6	7	13
Non-GAAP Net Income	$69	$44	$33	$48	$194

(6) GAAP Diluted Net Income (Loss) Per Share	$0.08	$(1.18)	$(0.19)	$(0.15)	$(1.44)
Stock-based compensation expense	0.21	0.18	0.22	0.25	0.86

Amortization of developed technology	0.06	0.05	0.05	0.05	0.21
Amortization of purchased intangibles	0.04	0.04	0.03	0.04	0.15
(Gain) loss on strategic investments	—	(0.01)	—	—	(0.01)
Discrete GAAP tax (provision) benefit items	(0.01)	0.02	—	(0.01)	—
Establishment of valuation allowance on deferred tax assets	—	1.01	—	—	1.01
Income tax effect of non-GAAP adjustments	(0.08)	0.08	0.03	0.03	0.06
Non-GAAP Diluted Net Income Per Share	$0.30	$0.19	$0.14	$0.21	$0.84

Reconciliation for Billings:
	Q116	Q216	Q316	Q416	FY16
Year over year change in GAAP net revenue	9%	(4)%	(3)%	(2)%	—%
Change in deferred revenue in the current period	(11)%	10%	(8)%	19%	4%
Change in hedge gain (loss) applicable to billings	4%	2%	—%	(1)%	1%
Change in acquisition related deferred revenue and other	1%	(1)%	2%	(1)%	—%
Year over year change in billings	3%	7%	(9)%	15%	5%

Reconciliation for Subscription Billings
	Q116	Q216	Q316	Q416	FY16
Year-over-year change in GAAP subscription revenue	16%	11%	7%	3%	9%
Change in deferred subscription in the current period	(20)%	31%	(14)%	20%	5%
Change in hedge gain (loss) applicable to subscription billings	5%	4%	1%	(2)%	1%
Change in acquisition related deferred subscription revenue and other	2%	6%	—%	(2)%	1%
Year-over-year change in subscription billings	3%	52%	(6)%	19%	16%

(a) Totals may not agree with the sum of the components due to rounding.